TRUEBLUE REPORTS FOURTH QUARTER AND FULL-YEAR 2022 RESULTS
Strong execution despite macroeconomic conditions

TACOMA, WASH. - Feb. 1, 2023 -- TrueBlue (NYSE:TBI) today announced its fourth quarter and full-year results for 2022.

Fourth quarter revenue was $558 million, a decrease of 10 percent compared to revenue of $622 million in the fourth quarter of 2021. Net income per diluted share was $0.21 compared to net income per diluted share of $0.57 in the fourth quarter of 2021. Fourth quarter adjusted net income1 per diluted share was $0.43 compared to adjusted net income per diluted share of $0.69 in the fourth quarter of 2021.

Full-year revenue was $2.3 billion, an increase of 4 percent compared to revenue of $2.2 billion in 2021. Net income per diluted share was $1.86 compared to net income per diluted share of $1.74 in 2021. Adjusted net income per diluted share was $2.43 compared to adjusted net income per diluted share of $2.00 in 2021.

“We executed well during the quarter despite macroeconomic conditions,” said Steve Cooper, CEO of TrueBlue. “Disciplined pricing, improved worker supply and effective cost management helped offset a decline in revenue.

“Our services provide appealing solutions for companies in need of operational and strategic flexibility,” continued Mr. Cooper. “Our workforce services are well-positioned to assist companies in overcoming secular shortages of blue-collar labor, while our recruitment process outsourcing services address talent challenges across all types of work.”

2023 Outlook

TrueBlue is providing certain forward-looking information to help investors form their own estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss fourth quarter 2022 results on a webcast at 2:30 p.m. PT (5:30 p.m. ET), today, Wednesday, Feb. 1, 2023. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2022, TrueBlue connected approximately 611,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions, and PeopleManagement offers contingent, on-site industrial staffing and commercial driver services. Learn more at www.trueblue.com.

1 Refer to the financial statements accompanying this release for more information regarding non-GAAP terms.

Forward-looking statements and non-GAAP financial measures

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions which can be negatively impacted by factors such as rising interest rates, inflation, political instability, epidemics and global trade uncertainty, (2) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (3) our ability to attract and retain clients, (4) our ability to maintain profit margins, (5) our ability to successfully execute on business strategies to further digitalize our business model, (6) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, and (9) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 weeks ended		52 weeks ended
(in thousands, except per share data)	Dec 25, 2022	Dec 26, 2021	Dec 25, 2022	Dec 26, 2021
Revenue from services	$557,695	$621,930	$2,254,184	$2,173,622
Cost of services	409,846	455,154	1,652,040	1,613,302
Gross profit	147,849	166,776	602,144	560,320
Selling, general and administrative expense	133,733	137,665	500,686	464,322
Depreciation and amortization	7,258	7,151	29,273	27,556
Income from operations	6,858	21,960	72,185	68,442
Interest expense and other income, net	133	3,528	1,231	5,408
Income before tax expense	6,991	25,488	73,416	73,850
Income tax expense (benefit)	(54)	5,278	11,143	12,216
Net income	$7,045	$20,210	$62,273	$61,634

Net income per common share:
Basic	$0.22	$0.58	$1.89	$1.77
Diluted	$0.21	$0.57	$1.86	$1.74

Weighted average shares outstanding:
Basic	32,486	34,809	32,889	34,798
Diluted	33,014	35,621	33,447	35,434

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Dec 25, 2022	Dec 26, 2021
ASSETS
Cash and cash equivalents	$72,054	$49,896
Accounts receivable, net	314,275	353,882
Other current assets	43,883	41,295
Total current assets	430,212	445,073
Property and equipment, net	95,823	88,090
Restricted cash and investments	213,734	221,026
Goodwill and intangible assets, net	109,989	116,749
Other assets, net	169,650	162,288
Total assets	$1,019,408	$1,033,226

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$76,644	$77,172
Accrued wages and benefits	92,237	100,173
Current portion of workers’ compensation claims reserve	50,005	61,596
Other current liabilities	23,989	19,605
Total current liabilities	242,875	258,546
Workers’ compensation claims reserve, less current portion	201,005	194,598
Other long-term liabilities	79,213	87,015
Total liabilities	523,093	540,159
Shareholders’ equity	496,315	493,067
Total liabilities and shareholders’ equity	$1,019,408	$1,033,226

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	52 weeks ended
(in thousands)	Dec 25, 2022	Dec 26, 2021
Cash flows from operating activities:
Net income	$62,273	$61,634
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,273	27,556
Provision for credit losses	4,462	6,493
Stock-based compensation	9,687	13,943
Deferred income taxes	3,933	752
Non-cash lease expense	12,920	14,446
Other operating activities	7,862	(1,968)
Changes in operating assets and liabilities:
Accounts receivable	34,765	(81,616)
Income taxes receivable and payable	(2,665)	1,602
Operating lease right-of-use-asset	118	8,080
Other assets	(16,142)	(13,715)
Accounts payable and other accrued expenses	(1,501)	16,425
Accrued wages and benefits	(7,938)	34,581
Deferred employer payroll taxes	—	(57,065)
Workers’ compensation claims reserve	(5,184)	701
Operating lease liabilities	(13,052)	(13,457)
Other liabilities	1,692	2,048
Net cash provided by operating activities	120,503	20,440
Cash flows from investing activities:
Capital expenditures	(30,626)	(35,006)
Payments for company-owned life insurance	—	(4,000)
Proceeds from company-owned life insurance	—	832
Purchases of restricted available-for-sale investments	—	(43)
Sales of restricted available-for-sale investments	—	7,333
Purchases of restricted held-to-maturity investments	(18,031)	(9,411)
Maturities of restricted held-to-maturity investments	27,712	23,935
Other	—	140
Net cash used in investing activities	(20,945)	(16,220)
Cash flows from financing activities:
Purchases and retirement of common stock	(60,939)	(16,678)
Net proceeds from employee stock purchase plans	980	1,135
Common stock repurchases for taxes upon vesting of restricted stock	(4,480)	(3,238)
Other	(253)	(345)
Net cash used in financing activities	(64,692)	(19,126)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,420)	(521)
Net change in cash, cash equivalents, and restricted cash	32,446	(15,427)
Cash, cash equivalents and restricted cash, beginning of period	103,185	118,612
Cash, cash equivalents and restricted cash, end of period	$135,631	$103,185

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 weeks ended		52 weeks ended
(in thousands)	Dec 25, 2022	Dec 26, 2021	Dec 25, 2022	Dec 26, 2021
Revenue from services:
PeopleReady	$314,580	$362,164	$1,272,852	$1,270,928
PeopleScout	68,676	81,924	317,518	262,953
PeopleManagement	174,439	177,842	663,814	639,741
Total company	$557,695	$621,930	$2,254,184	$2,173,622

Segment profit (1):
PeopleReady	$22,467	$27,411	$87,743	$82,398
PeopleScout	2,499	11,491	44,771	36,163
PeopleManagement	4,141	4,499	15,811	13,196
Total segment profit	29,107	43,401	148,325	131,757
Corporate unallocated expense	(8,101)	(7,344)	(31,326)	(27,937)
Total company Adjusted EBITDA (2)	21,006	36,057	116,999	103,820
Third-party processing fees for hiring tax credits (3)	(108)	(150)	(594)	(734)
Amortization of software as a service assets (4)	(810)	(720)	(2,985)	(2,709)
Gain on deferred compensation assets (5)	—	(2,897)	—	(2,897)
PeopleReady technology upgrade costs (6)	(1,779)	(1,300)	(7,935)	(1,300)
COVID-19 government subsidies	—	91	—	4,222
Other adjustments, net (7)	(4,193)	(1,970)	(4,027)	(4,404)
EBITDA (2)	14,116	29,111	101,458	95,998
Depreciation and amortization	(7,258)	(7,151)	(29,273)	(27,556)
Interest expense and other income, net	133	3,528	1,231	5,408
Income before tax expense	6,991	25,488	73,416	73,850
Income tax (expense) benefit	54	(5,278)	(11,143)	(12,216)
Net income	$7,045	$20,210	$62,273	$61,634
(1)We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(2)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(3)These third-party processing fees are associated with generating hiring tax credits.
(4)Amortization of software as a service assets is reported in selling, general and administrative expense.
(5)Gain realized on sale of deferred compensation mutual funds to purchase corporate owned life insurance policies.
(6)Costs associated with upgrading legacy PeopleReady technology.
(7)Other adjustments for the 13 and 52 weeks ended December 25, 2022 primarily include $4.2 million in accelerated software costs. The 52 weeks ended December 25, 2022 also includes a benefit of $1.4 million from forfeited stock awards associated with the CEO transition that were expensed in prior years, partially offset by costs of $1.1 million incurred to transition to a new third-party claims administrator for workers’ compensation. Other adjustments for the 13 and 52 weeks ended December 26, 2021 primarily include workforce reductions costs of $1.8 million and $2.0 million, respectively, costs incurred while transitioning into our new Chicago office of $0.1 million and $1.8 million, respectively and other technology implementation costs.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net income and Adjusted net income per diluted share
Net income and net income per diluted share, excluding:
–amortization of intangibles,
–amortization of software as a service assets,
–accelerated depreciation,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies,
–other adjustments, net, and
–tax effect of each adjustment to U.S. GAAP.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

EBITDA and Adjusted EBITDA
EBITDA excludes from net income:
–income taxes,
–interest expense and other income, net, and
–depreciation and amortization.

Adjusted EBITDA, further excludes:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–gain on deferred compensation assets,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted SG&A expense
Selling, general and administrative expense excluding:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–gain on deferred compensation assets,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, and
–other adjustments, net.
–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

1.RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited)

	13 weeks ended		52 weeks ended
(in thousands, except for per share data)	Dec 25, 2022	Dec 26, 2021	Dec 25, 2022	Dec 26, 2021
Net income	$7,045	$20,210	$62,273	$61,634
Amortization of intangible assets	1,265	1,503	5,746	6,704
Amortization of software as a service assets (1)	810	720	2,985	2,709
Accelerated depreciation (2)	—	—	1,658	—
PeopleReady technology upgrade costs (3)	1,779	1,300	7,935	1,300
COVID-19 government subsidies	—	(91)	—	(4,222)
Other adjustments, net (4)	4,193	1,970	4,027	4,404
Tax effect of adjustments to net income (5)	(981)	(1,014)	(3,392)	(1,802)
Adjusted net income	$14,111	$24,598	$81,232	$70,727

Adjusted net income per diluted share	$0.43	$0.69	$2.43	$2.00

Diluted weighted average shares outstanding	33,014	35,621	33,447	35,434

Margin / % of revenue:
Net income	1.3%	3.2%	2.8%	2.8%
Adjusted net income	2.5%	4.0%	3.6%	3.3%
2.RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 weeks ended		52 weeks ended
(in thousands)	Dec 25, 2022	Dec 26, 2021	Dec 25, 2022	Dec 26, 2021
Net income	$7,045	$20,210	$62,273	$61,634
Income tax expense (benefit)	(54)	5,278	11,143	12,216
Interest expense and other (income), net	(133)	(3,528)	(1,231)	(5,408)
Depreciation and amortization	7,258	7,151	29,273	27,556
EBITDA	14,116	29,111	101,458	95,998
Third-party processing fees for hiring tax credits (6)	108	150	594	734
Amortization of software as a service assets (1)	810	720	2,985	2,709
Gain on deferred compensation assets (7)	—	2,897	—	2,897
PeopleReady technology upgrade costs (3)	1,779	1,300	7,935	1,300
COVID-19 government subsidies	—	(91)	—	(4,222)
Other adjustments, net (4)	4,193	1,970	4,027	4,404
Adjusted EBITDA	$21,006	$36,057	$116,999	$103,820

Margin / % of revenue:
Net income	1.3%	3.2%	2.8%	2.8%
Adjusted EBITDA	3.8%	5.8%	5.2%	4.8%

3.RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE
(Unaudited)

	13 weeks ended		52 weeks ended
(in thousands)	Dec 25, 2022	Dec 26, 2021	Dec 25, 2022	Dec 26, 2021
Selling, general and administrative expense	$133,733	$137,665	$500,686	$464,322
Third-party processing fees for hiring tax credits (6)	(108)	(150)	(594)	(734)
Amortization of software as a service assets (1)	(810)	(720)	(2,985)	(2,709)
Gain on deferred compensation assets (7)	—	(2,897)	—	(2,897)
PeopleReady technology upgrade costs (3)	(1,779)	(1,300)	(7,935)	(1,300)
COVID-19 government subsidies	—	91	—	4,097
Other adjustments, net (4)	(4,193)	(1,970)	(4,027)	(4,404)
Adjusted SG&A expense	$126,843	$130,719	$485,145	$456,375

% of revenue:
Selling, general and administrative expense	24.0%	22.1%	22.2%	21.4%
Adjusted SG&A expense	22.7%	21.0%	21.5%	21.0%

(1)Amortization of software as a service assets is reported in selling, general and administrative expense.

(2)Accelerated depreciation for the existing systems being replaced by the upgraded PeopleReady technology platform.

(3)Costs associated with upgrading legacy PeopleReady technology.

(4)Other adjustments for the 13 and 52 weeks ended December 25, 2022 primarily include $4.2 million in accelerated software costs. The 52 weeks ended December 25, 2022 also includes a benefit of $1.4 million from forfeited stock awards associated with the CEO transition that were expensed in prior years, partially offset by costs of $1.1 million incurred to transition to a new third-party claims administrator for workers’ compensation. Other adjustments for the 13 and 52 weeks ended December 26, 2021 primarily include workforce reductions costs of $1.8 million and $2.0 million, respectively, costs incurred while transitioning into our new Chicago office of $0.1 million and $1.8 million, respectively and other technology implementation costs.

(5)Total tax effect of each of the adjustments to U.S. GAAP net income using the effective income tax rate for the respective periods.

(6)These third-party processing fees are associated with generating hiring tax credits.

(7)Gain realized on sale of deferred compensation mutual funds to purchase corporate owned life insurance policies.